Exhibit 99

Culp Announces Revised Expectations for Fourth Quarter Fiscal 2019

HIGH POINT, N.C.--(BUSINESS WIRE)--May 1, 2019--Culp, Inc. (NYSE: CULP) today announced that, based on unaudited preliminary results and current estimates, the company expects pre-tax income (GAAP) to be in the range of $1.0 million to $1.7 million for the fourth quarter of fiscal 2019. Excluding a non-recurring charge of $500,000 (discussed below), adjusted pre-tax income (non-GAAP) is projected to be in the range of $1.5 million to $2.2 million. These projected results are lower than the company’s previously announced expectation of $4.2 million to $4.9 million in pre-tax income for the quarter. Sales for the fourth quarter of fiscal 2019 are lower than the company’s previously announced outlook, with overall sales now expected to be down approximately 10 percent, with mattress fabrics sales projected to be down approximately 20 percent and upholstery fabrics sales projected to be down approximately 9 percent compared with the fourth quarter last year.

Commenting on the announcement, Iv Culp, president and chief operating officer of Culp, Inc., said, “The revised expectations for the fourth quarter of fiscal 2019 resulted from the continuing headwinds associated with Chinese imported mattresses and an overall weaker retail environment. Although sales for our mattress fabrics segment have sequentially increased compared to the third quarter, consistent with our previously announced expectations, this improvement will be less than previously anticipated as a result of the significant influx of low-priced Chinese mattress imports, which has caused major disruption in the domestic mattress business that has continued to affect many of our customers, with reduced demand for our mattress fabrics. While we believe import activity has recently slowed, there is still a substantial amount of excess inventory of late 2018 and early 2019 imports in the pipeline. Additionally, the weaker mattress retail environment has slowed the sale of this inventory. We believe the domestic mattress industry will ultimately benefit from relief under U.S. trade laws and the anticipated punitive measures against Chinese importers, with a preliminary ruling from the U.S. Department of Commerce now expected in late May 2019.

“After achieving sales growth through the first nine months of fiscal 2019, sales and profits for our upholstery fabrics business in the fourth quarter were lower than our previously announced expectations, primarily due to weaker than anticipated retail demand for furniture. Also, the potential for additional international tariffs and the associated geopolitical risks have been uncertain and resulted in advance purchases and higher inventories from our customers in previous quarters to avoid these potential additional tariffs. These factors have created additional challenges for the furniture industry.”

Frank Saxon, chairman and chief executive officer of Culp, Inc., said, “Regarding the $500,000 non-recurring charge in the fourth quarter, the company is proud to announce the establishment of an endowed scholarship at the University of North Carolina at Chapel Hill in honor of our beloved co-founder and former chairman, Robert G. Culp, III. Management and the board of directors are proud of this tribute and will always remember the 47 years of Mr. Culp’s dedicated service to Culp, Inc. This charitable contribution will be paid over a period of three years.

“While we are experiencing a more difficult business environment, Culp remains well positioned for the long term with our creative designs and innovative product offerings, expanding sales channels, and a highly competitive global manufacturing platform. Additionally, our financial position remains strong, with approximately $45.0 million of cash and investments as of the fourth quarter of fiscal 2019. We are expecting an improving business environment for the furniture and bedding industries in our 2020 fiscal year, with less headwinds than we faced in fiscal 2019. We believe these conditions will support the solid placements we have in line with current and new customers. Above all, regardless of market conditions, our business foundation is solid, and we remain focused on meeting the demands of our valued customers and delivering continued profitable results for our investors,” added Saxon.

The company expects to report financial and operating results for the fourth quarter and fiscal 2019 in mid-June.

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has operations located in the United States, Canada, China and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events or otherwise. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends or future developments. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 13, 2018 for the fiscal year ended April 29, 2018, and our subsequent periodic reports filed with the Securities and Exchange Commission.

CONTACT:
Kenneth R. Bowling
Chief Financial Officer
336-881-5630